Exhibit 15.1

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: +603-4813 9469 Email : info@jns-associate.com Website : jns-associate.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion by reference in the Registration Statement on Form F-3 (No. 333-293449), of our report dated July 31, 2026 with respect to our audit of the consolidated financial statements of Roma Green Finance Limited as of March 31, 2026 and 2025 and for each of the three years in the period ended March 31, 2026 included within the Form 20-F (filed on July 31, 2026), which is referenced in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ J&S Associate PLT

Certified Public Accountants

PCAOB Number: 6743

We have served as the Company’s auditor since 2024.

Kuala Lumpur, Malaysia

July 31, 2026